UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225
(Address of principal executive offices and Zip Code)

214-369-7300
Registrant’s telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Paragraph.
Sun River Energy, Inc. (the “Company”, “we”, and “us”) previously filed on December 29, 2011 with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) to report the resignation of the Company’s independent auditor LBB & Associates Ltd, LLP. Since then, we have retained Lightfoot Guest Moore & Co., P.C. as the Company’s independent auditor.

Item 4.01 Change in Registrant’s Certifying Accountant.

On January12, 2012, the Audit Committee of the Board of Directors (the “Audit Committee”) of Sun River Energy, Inc., a Colorado corporation (the “Company”), engaged Lightfoot Guest Moore & Co., P.C.as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2012. During the two fiscal years ended April 30, 2011 and 2010, and through January 12, 2012, the Company has not consulted with Lightfoot, Guest, Moore & Co. P.C. regarding (i) the application of accounting principles to any proposed transaction or the rendering of any audit opinion on the Company’s consolidated financial statements; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as those terms are defined in Item 304(a)(1) of Regulation S–K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun River Energy, Inc.

Date: January 12, 2012	By: /s/ J.F. Hoover
Name : J.F. Hoover
Title: CFO